EXHIBIT 23(a)



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed registration statements of ALLTEL Corporation (Registration No's. 333-68243, 333-76485, 333-85395, 2-99523, 33-35343,
33-48476, 33-54175, 33-56291, 33-65199, 333-88907, 333-88923 and 333-90167)
of our report dated April 24, 2000, on our audit of the financial statements of the ALLTEL Corporation Thrift Plan as of December 31, 1999 and 1998 and for the year ended December 31, 1999 and our report dated November 19, 1999, on our audit of the 360 Retirement Savings Plan as of August 1, 1999 and
December 31, 1998 and for the period January 1, 1999 to August 1, 1999, which reports are incorporated by reference in this Amendment No. 1 to the 1999 ALLTEL Corporation Annual Report on Form 10-K.

                                                          /s/ARTHUR ANDERSEN LLP


Little Rock, Arkansas,
April 28, 2000.





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